UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2026

Olema Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39712	30-0409740
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

780 Brannan Street
San Francisco, California		94103
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415 651-3316

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OLMA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2026, upon recommendation from the Nominating and Corporate Governance Committee (the “Nominating Committee”) of the Board of Directors (the “Board”) of Olema Pharmaceuticals, Inc. (the “Company”), the Board appointed Dr. Prakash Raman to the Board as a Class II director, effective April 28, 2026 (the “Effective Date”). Dr. Raman’s term will expire, along with the terms of the other Class II directors, at the Company’s annual meeting of stockholders in 2028.

There are no arrangements or understandings between Dr. Raman and any other persons pursuant to which he was selected as a director. The Board has determined that Dr. Raman qualifies as an independent director under the independence requirements set forth under Rule 5605(a)(2) of the Nasdaq Rules and listing standards. Additionally, there are no transactions involving the Company and Dr. Raman that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment to the Board and pursuant to the Company’s non-employee director compensation policy as currently in effect, Dr. Raman received initial equity awards as follows: (x) a nonstatutory stock option to purchase 24,150 shares of the Company’s common stock (the “Initial Grant”) and (y) a nonstatutory stock option to purchase 2,911 shares of the Company’s common stock (the “Partial Year Grant”). The Initial Grant will vest in a series of 36 successive equal monthly installments over the three-year period measured from the date of grant, subject to Dr. Raman’s continuous service through each applicable vesting date. The Partial Year Grant will vest in full on June 11, 2026, subject to Dr. Raman’s continuous service through such date. Each grant is subject to the terms and conditions of the Company’s 2020 Equity Incentive Plan and its related agreements.

The Company has also entered into its standard form of indemnification agreement with Dr. Raman.

Item 7.01 Regulation FD Disclosure.

On April 29, 2026, the Company issued a press release announcing the appointment of Dr. Raman to the Board, a copy of which is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated April 29, 2026, of Olema Pharmaceuticals, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLEMA PHARMACEUTICALS, INC.

Date:	April 29, 2026	By:	/s/ Sean Bohen, M.D., Ph.D.
Sean Bohen, M.D., Ph.D. President and Chief Executive Officer